Exhibit 10.3

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (this “Agreement”) is made and entered into as of the 12th day of October, 2005, by and between WTC-Trade Mart, L.P., a Delaware limited partnership (“Owner”) and Dallas Market Center Operating, L.P., a Delaware limited partnership (“Developer”).

RECITALS:

A. Owner is the holder of the leasehold estate with respect to certain land located in the City and County of Dallas, Texas (as more fully described on Exhibit A attached hereto, the “Land”), and owns the improvements located thereon.

B. Owner desires to engage Developer to develop the Project (hereinafter defined) on the Land in accordance with the Development Plan (hereinafter defined), subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual rights and obligations herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings where they appear with their initial letters capitalized, unless otherwise specifically provided or unless the context in which they appear otherwise requires:

“Affiliate” means, with respect to each party hereto, any person, firm, corporation, partnership, association, trust, or other entity that, directly or indirectly, controls, or is under common control with, such party, and with respect to each party hereto, any firm, corporation, partnership, association, trust, or other entity that is controlled by such party. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct the management and policies of any such party, whether through the ownership of voting securities, by contract, or otherwise.

“Change Order” means any change to a Construction Contract.

“Construction Contract” means the construction contract between Owner and the General Contractor regarding the Project.

“Construction Schedule” means the progress schedule for the construction of the Project that is contained in the Development Plan.

“Development Contracts” means the architectural services contract between Owner and the Project Architect, the Construction Contract, this Agreement, and any and all other agreements and/or contracts that may be entered into in connection with the development and construction of the Project .

“Development Plan” means the comprehensive program for the Project as approved by Owner and Developer, including, without limitation, all plans for demolition and temporary relocation, plans and specifications for renovation and construction, the Project Budget and the Construction Schedule.

“General Contractor” means the contractor who has been or will be approved by the Owner and Developer and who will have overall responsibility for completion of the Project in accordance with the Plans and Specifications, the Construction Schedule and the Project Budget, all as more fully described in the Construction Contract.

“Inspecting Architect” means an architect selected by and at the option of Owner to perform periodic inspections and provide independent advice and consultation in respect of the construction of the Project.

“Memorandum of Understanding” means that certain Memorandum of Understanding Regarding Lighting Industry Expansion Project of even date herewith made by and among the partners of CNL Dallas Market Center, L.P., a Delaware limited partnership (the “Partnership”).

“Project” means the expansion of the building known as the Dallas Trade Mart to provide larger facilities for lighting industry trade shows and marketing facilities and all other improvements to be constructed on the Land in accordance with the Development Plan and related off-site improvements.

“Project Budget” means the budget approved by the Partnership and attached to the Memorandum, as the same may be amended from time to time by approval of the partners in the Partnership.

“Project Architect” means the professional architect or architecture firm approved by Owner and Developer who shall be responsible for preparation of the Plans and Specifications for the Project, review of the progress of completion, and other duties, all as more fully described in the contract for architectural services for the Project.

ARTICLE II.

ENGAGEMENT OF DEVELOPMENT MANAGER

Section 2.01 Developer Services. Owner hereby engages the services of Developer as an independent contractor, with the powers and duties, subject to Section 2.02 herein, of arranging, supervising, and coordinating on behalf of Owner all development and construction services for the Project, and Developer undertakes and accepts such engagement. Subject to Section 2.02, the powers and duties of Developer shall include the following:

(a) Developer will negotiate with the General Contractor, any and all consulting engineers, subcontractors, or other persons required in connection with the construction of the Project, for their retention by Owner on terms and conditions acceptable to Owner (but execution of any agreements or documents by Owner or Developer on behalf of Owner will be at Owner’s sole discretion).

(b) Developer will conduct negotiations and calls for bids or proposals, and will review and analyze such bids or proposals when received in respect of the Project.

(c) Developer will negotiate any Change Orders with the General Contractor and the Project Architect, but all Change Orders are subject to approval by Owner.

(d) Developer will secure or cause to be secured all required permits, licenses, and approvals from applicable authorities in connection with (i) any demolition of portions of the existing improvements, (ii) the construction and completion of the Project in accordance with the Development Plan, and (iii) the development of the Project, including, without limitation, zoning, building, and environmental impact and hazardous or toxic waste laws, and act as a liaison between the Owner and all federal, state, and local governmental boards, statutory bodies, or other agencies having jurisdiction over the Project so that the development and construction of the Project will proceed in an authorized and expeditious manner.

(e) Developer will require the General Contractor to prepare a critical path or other appropriate progress schedule for the construction of the Project and effect coordination and integration of the various services required for the critical path construction and completion of the Project in conformity with the Construction Schedule.

(f) Developer will maintain a current record of expenditures in accordance with the line items set forth in the Development Plan.

(g) Developer will require the General Contractor to negotiate, finalize, and award all major subcontracts and material purchase orders, all of which subcontracts and purchase orders shall be in accordance with the Development Plan.

(h) Developer will establish and implement a procedure for the review and processing of applications submitted by the General Contractor for progress and final payments and establish procedures for the payment of all professionals or consultants retained by Owner to perform services for the development of the Project.

(i) Developer will inspect, cause the Project Architect and other professionals and consultants to inspect, and permit the Inspecting Architect to inspect, the progress of the course of construction of the Project, including, without limitation, verification of the quantity and quality of materials and labor being furnished for the construction of the Project and permit the Project Architect, the Inspecting Architect, and other professionals or consultants to verify that the construction is being carried out in accordance with the Development Plan.

(j) Developer will contractually require the General Contractor to obtain and maintain insurance coverage for the Project, and the Owner at all times until completion of the construction of the Project. Developer may, at its option, obtain and maintain the builder’s risk insurance for the Project with coverage to include the General Contractor.

(k) Developer will contractually require the General Contractor to conduct regular Project site meetings during the construction of the Project with the Project Architect.

(l) Developer will coordinate and direct the activities any environmental and testing consultants and recommend special additional testing when required, in addition to the required materials testing.

(m) Developer will collect and assemble all operating instructions, manuals, warranties, field record information, as-built drawings, plans, specifications, samples, shop drawings, and product data required to be provided pursuant to the terms and conditions of the Development Plan and Development Contracts.

(n) Developer will provide administration of all of the Development Contracts and the enforcement thereof, including, without limitation, maintaining all appropriate records related to the Project, and the Development Contracts.

(o) Developer will coordinate and direct the preparation of the “punch-list” by the General Contractor and coordinate and direct the completion of the items on the “punch-list” and Project “close-out” until final completion of the Project.

(p) Developer will establish and administer the construction cost accounting and reporting procedures that will accomplish the proper (i) segregation of construction and design costs in accordance with Owner and any tenant lease requirements pertaining to cost responsibility, rent determination, and tax and insurance considerations, and (ii) cost control of the overall Project. Reports (including status reports showing the status of construction and work in progress, actual and projected cost overruns, cash flow projections, lease-up projections, leases entered into and leases in process, and any other information reasonably requested by Owner) will be delivered to Owner on a monthly basis.

(q) Developer shall assist Owner in enforcing appropriate guarantees and warranties from all General Contractors, subcontractors, and suppliers and shall cause such General Contractors, subcontractors, or suppliers promptly to correct all defects in construction of the Project that Developer or Owner finds at any time for the period such guarantees or warranties are in effect.

(r) Developer will oversee and enforce the performance by the General Contractor, the Project Architect, and other contractors and consultants of their obligations under the Development Contracts.

Section 2.02 Limitations on Developer Authority.

(a) Notwithstanding the provisions of Section 2.01 to the contrary, Owner reserves the right to approve the following:

A. The Development Contracts and all Change Orders;

B. All other contracts with third parties (including any Affiliates of Developer) that must be executed by Owner or approved in writing by Owner, which approval may include authorizations for Developer to execute such approved contract;

C. Any changes to the Development Plan or the Construction Schedule; and

D. Any other action or decision that requires approval of Owner under this Agreement.

(b) Any approval by Owner required under this Agreement must be obtained in writing. Under no circumstances (other than in emergency situations in which health or safety to persons or property is threatened) shall Developer take any action or make any decision that requires Owner approval without first obtaining the prior written approval of Owner.

(c) Developer shall have no power or authority to mortgage, pledge, grant a security interest in, or otherwise encumber or dispose of the Project or any interest in this Agreement.

Section 2.03 Performance of Duties. Developer agrees to act in good faith and with prudence and diligence in performance of its duties and responsibilities hereunder; provided, however, Developer shall not be liable for any delay, loss, or damage to Owner to the extent that such delay, loss, or damage is caused by Owner’s failure to provide Developer upon request with funds necessary to permit Developer to perform hereunder.

ARTICLE III.

FUNDING AND REIMBURSEMENT

Section 3.01 Funding. Owner shall provide funds to Developer for the Project on a quarterly basis, in advance, and in accordance with the Development Plan and Project Budget.

Section 3.02 Reimbursement for Construction Advances. In the event Developer makes any advance to the General Contractor or pursuant to any other Development Contract prior to the date Owner is required to fund such advance, Developer shall be entitled to seek reimbursement for such advance from Owner but only if, and to the extent, such advance is in accordance with the Development Plan and the applicable Development Contract or such expenditure is approved in writing by Owner. Developer shall submit to Owner a summary of expenses incurred along with all appropriate backup documentation to support the expenses incurred (including but not limited to copies of general contractor billing statements, sub-contractor billing statements, lien waivers and other relevant documentation which is required to support the amount of the reimbursement being requested). In no event shall Owner have any obligation to reimburse Developer for an advance or portion of an advance that is not in accordance with the Development Plan and the applicable Development Contract or has not been approved by Owner.

ARTICLE IV.

TERM

Section 4.01 Term. Subject to Article V below, this Agreement shall commence on the effective date hereof and, unless sooner terminated pursuant to Article V, shall terminate upon the completion of the Project as confirmed by the Project Architect and the final payment to the General Contractor.

ARTICLE V.

DEFAULT; REMEDIES

Section 5.01 Default by Developer.

A. The occurrence of any of the following circumstances shall constitute a default by Developer under this Agreement (each such event shall be a “Developer Default”).

(a) Developer (i) gives notice to any governmental body of Developer’s insolvency or pending insolvency, or (ii) makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of its creditors, or (iii) files an answer admitting the material allegations of, or consenting to, or defaults in answering, any pleading filed with respect to the commencement of any case or proceeding respecting Developer under any bankruptcy or insolvency law; or

(b) Any (i) order for relief is entered against Developer in any case in bankruptcy, (ii) any order, judgment, or decree is entered against Developer by a court of competent jurisdiction appointing a receiver, trustee, custodian, or a liquidator of Developer or of all or a substantial part of its assets, and such order, judgment, or decree continues unstayed and in effect for a period of ninety (90) consecutive days, or (iii) any proceeding for the reorganization of Developer or for an arrangement under any bankruptcy or insolvency law applicable to Developer is commenced, whether by or against Developer, and not dismissed within ninety (90) days from the commencement thereof; or

(c) If Developer breaches this Agreement in any way, and such breach is not cured on or before the expiration of thirty (30) days after written notice from Owner to Developer, which notice shall state the nature of such breach or violation and shall specify the nature of cure or correction; or

(d) Unless otherwise approved by Owner, Developer is no longer serving as the master tenant of the Property for any reason; or

(e) Developer has acted fraudulently or has engaged in willful misconduct in the performance of Developer’s obligations under this Agreement, or Developer has acted with gross negligence in carrying out any of Developer’s obligations under this Agreement.

Section 5.02 Remedies of Owner. Upon the occurrence of a Developer Default, the Owner shall be entitled to terminate this Agreement and upon such termination, neither party shall have any further right or obligation hereunder except that (i) Developer shall immediately deliver to Owner, all funds, books, and records of Owner in the possession or control of Developer and (ii) if the default by Developer is of the nature described in 5.01 (e) above, Developer shall be liable to Owner for all damages that Owner may suffer arising out of or connected with such default of Developer.

Section 5.03 Default by Owner. The occurrence of any of the following circumstances shall constitute a default by Owner under this Agreement (each such event shall be an “Owner Default”):

(a) Owner (i) gives notice to any governmental body of Owner’s insolvency or pending insolvency, or (ii) makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of its creditors, or (iii) files an answer admitting the material allegations of, or consenting to, or defaults in answering, any pleading filed with respect to the commencement of any case or proceeding respecting Owner under any bankruptcy or insolvency law; or

(b) (i) any order for relief is entered against Owner in any case in bankruptcy, (ii) any order, judgment, or decree is entered against Owner by a court of competent jurisdiction appointing a receiver, trustee, custodian, or a liquidator of Owner or of all or a substantial part of its assets, and such order, judgment, or decree continues unstayed and in effect for a period of ninety (90) consecutive days, or (iii) any proceeding for the reorganization of Owner or for an arrangement under any bankruptcy or insolvency law applicable to Owner is commenced, whether by or against Owner and not dismissed within ninety (90) days from the commencement thereof; or

(c) If Owner breaches this Agreement, and such breach is not cured on or before the expiration of thirty (30) days after written notice from Developer to Owner, which notice shall specify the method of cure or correction.

Section 5.04 Remedies of Developer. Upon the occurrence of an Owner Default, Developer shall be entitled, as it sole remedy, to terminate this Agreement; and upon such any termination by Developer pursuant to this Section 5.04, neither party shall have any further right or obligation hereunder, except that (i) Developer shall immediately deliver to Owner all funds, books, and records of Owner in the possession or control of Developer, (ii) Owner shall continue to be obligated to pay and perform all of its obligations that have accrued as of the date of termination, and (iii) Owner shall be liable to Developer for all damages that Developer may suffer arising out of or connected with such default or any other default by Owner under this Agreement.

Section 5.05 Indemnification. Neither Developer, nor its general partner nor any partner, member, shareholder, officer, director or agent of Developer or its general partner (herein collectively called the “Developer Indemnitee”) shall be liable or accountable, in damages or otherwise, to the Owner for any error of judgment or for any mistake of fact or law or for anything which any such Developer Indemnitee may do or refrain from doing hereafter in connection with this Agreement except for acts of fraud, gross negligence or willful misconduct of any such Developer Indemnitee. The Owner shall indemnify each Developer Indemnitee from all loss, damage and expense (including costs and expenses of courts and professional advisors) or liability incurred by reason of anything any Developer Indemnitee has done or refrained from doing in connection with this Agreement (INCLUDING ANY LOSS, DAMAGE, EXPENSE, OR LIABILITY CAUSED BY OR ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON AND FOR ANY ACTION FOR WHICH THE INDEMNIFIED PERSON MAY INCUR STRICT LIABILITY) except in the case of fraud, gross negligence or willful misconduct. The Owner shall advance, before the final disposition of any litigation, expenses incurred by any Developer Indemnitee (a) who was, is, or is threatened to be made a named defendant or respondent in such litigation or (b) in connection with such Developer Indemnitee’s appearance as a witness or other participation in any litigation involving or affecting the Project at a time when such Developer Indemnitee is not a named defendant or respondent in such litigation. The Owner may purchase and maintain insurance or another arrangement on behalf of any Developer Indemnitee against any liability asserted against any Developer Indemnitee. The provisions of this Section 5.05 shall be enforceable to the fullest extent permitted by the applicable law. The Owner’s obligations under this Section 5.5 shall be limited to the assets of the Owner, and no partner of Owner shall be required to make any capital contribution in respect thereof.

ARTICLE VI.

SUBSIDIARIES AND AFFILIATES

Section 6.01 Subsidiaries and Affiliates of Developer. Subject to the other terms and provisions of this Agreement, Owner recognizes and acknowledges that Developer may contract with and/or obtain goods and services for the Project from subsidiaries or other Affiliates of Developer; provided, however, all such arrangements must be previously approved in writing by Owner, must be specifically provided for in the Development Plan, and shall be arms-length rates or prices equal to or below those available for comparable goods or services from unaffiliated third parties.

ARTICLE VII.

NOTICES

Section 7.01 Notices. All notices, demands, approvals, and consents provided for in this Agreement shall be in writing and shall be given to the Owner or Developer at the address set forth below or at such other address as either may specify thereafter in writing:

Developer:	Crow Holdings
2100 McKinney, Suite 700
Dallas, Texas 75201
Attention: Gina Norris

and	Crow Holdings
2100 McKinney, Suite 700
Dallas, Texas 75201
Attention: M. Kevin Bryant, General Counsel

With a copy to:	Stephen C. Johnson, Esq.
2100 McKinney, Suite 700
Dallas, Texas 75201

Owner:	WTC-Trade Mart, L.P.
2100 Stemmons Freeway, 5th Floor
Dallas, Texas 75207
Attn: Mitzi Tally

and	CNL Dallas Market Center, L.P.
c/o CNL Income Properties, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801-3336
Attention: Charles A. Muller,
Chief Operating Officer

and	CNL Dallas Market Center, L.P.
c/o CNL Income Properties, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801-3336
Attention: Tammie A. Quinlan,
Chief Financial Officer

and	CNL Dallas Market Center, L.P.
c/o CNL Income Properties, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801-3336
Attention: Amy Sinelli, Vice President
and Corporate Counsel

With a copy to:	Greenberg Traurig, LLP
600 Three Galleria Tower
13155 Noel Road
Dallas, Texas 75240
Attention: Ralph Santos, Esq.

Each notice or other communication may be mailed by United States registered or certified mail, return receipt requested, postage prepaid and may be deposited in a United States Pose Office or a depository for the receipt of mail regularly maintained by the Post Office. Such notices, demands, approvals, consents, reports, and other communications may also be delivered by hand, courier service, air courier, telex, or telecopy. If notice is mailed by United States registered or certified mail in the manner described above, such notice will be deemed received on the fifth (5th) day after it is so deposited. Notice given in any other manner shall be deemed received only if and when actually received by the party to be notified.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01 No Assignment by Developer. Developer shall not assign this Agreement, whether voluntarily or by operation of law, without the express prior written consent of Owner.

Section 8.02 Subordination. This Agreement and the rights and benefits of Developer hereunder are and shall be subject and subordinate to the lien and security interest of any deed of trust, mortgage, or other security instrument (including, without limitation, any renewal, modification, amendment, consolidation, extension, or replacement of any of the foregoing) now or hereafter encumbering the Project. This subordination is and shall be self-operative and no further instrument of subordination shall be required to effectuate the provisions of this Section 8.03 herein; nonetheless, Developer shall execute and deliver to Owner such instruments as Owner may from time to time reasonably request to further evidence and confirm the subordination effected hereby.

Section 8.03 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

Section 8.04 Construction. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural; and the plural shall include the singular. The titles of Articles and Sections in this Agreement are for convenience of reference only, and neither limit nor amplify the provisions of this Agreement. All references in this Agreement to Articles or Sections shall refer to the corresponding Article or Section of this Agreement unless specific reference is made to the Articles or Sections of any other specified document or law. No provisions of this Agreement shall be construed against or interpreted to the disadvantage of either Owner or Developer, by any court or other governmental, judicial, or arbitral authority by reason of either Owner or Developer having, or being deemed to have, instructed or dictated such provision, the parties hereto acknowledging that the parties have jointly participated in the negotiation, drafting, and preparation of this Agreement.

Section 8.05 GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS OF THE OWNER AND DEVELOPER HEREUNDER SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 8.06 Amendment. Neither this Agreement nor any provisions hereof shall be changed, amended, waived, or discharged orally, but only by an instrument in writing duly signed by the parties hereto.

Section 8.07 Complete Agreement. This Agreement (including any Exhibits attached hereto) constitutes the entire agreement of the parties with respect to the subject matter herein and supersedes any previous agreement or understanding between the parties hereto relating to the development of the Project.

Section 8.08 Severability. If any provision of this Agreement shall be found to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and this Agreement shall be enforced to the greatest extent permitted by law.

Section 8.09 No Third Party Beneficiary. This Agreement is for the sole benefit of Developer and Owner and is not for the benefit of any third party. Specifically, the obligations under this Agreement regarding the Tenant Leases shall not inure to the benefit of, or be enforceable by, any parties to such agreements or any other third parties.

Section 8.10 Independent Contractor. The relationship of Developer to Owner under this Agreement is that of an independent contractor. This Agreement shall not be construed to make Owner liable to any parties for debts or claims accruing to them against Developer except as expressly set forth in this Agreement.

IN WITNESS WHEREOF, Developer and Owner have executed and delivered this Agreement to be effective as of the date and year first written above.

OWNER:

WTC-TRADE MART, L.P., a Delaware limited partnership

By:	WTC-TRADE MART GP, L.L.C., a Delaware limited liability company, its general partner

	By:	CNL Dallas Market Center GP, LLC, a Delaware limited liability company its manager

		By:	/s/ Charles A. Muller
Charles A. Muller,
Chief Operating Officer and Manager

DEVELOPER:

DALLAS MARKET CENTER OPERATING, L.P., a Delaware limited partnership

By:	DMC Operating GP, L.L.C., a Delaware limited liability company its general partner

	By:	Crow Family, Inc., a Texas corporation, its manager

		By:	/s/ Gina A. Norris
Gina A. Norris
Vice President

Signature Page/Development Agreement

EXHIBIT A

Legal Description of the Land

TRACT VI (GL3)

BEING A 19.763 ACRE TRACT OF LAND OUT OF THE TRINITY INDUSTRIAL DISTRICT, SITUATED IN THE JAMES A. SYLVESTER SURVEY, ABSTRACT NO. 1383 AND THE C. G. COLE SURVEY, ABSTRACT NO. 270, DALLAS COUNTY, TEXAS AND BEING CERTAIN 860,993 SQUARE FOOT TRACT OF LAND, KNOWN AS TRACT VI AND DESCRIBED IN A TEXAS DEED OF TRUST AND MORTGAGE FROM DALLAS MARKET CENTER TO JOHN E. BROMBERG AS RECORDED IN VOLUME 87051, PAGE 0111 OF THE DEED RECORDS OF DALLAS COUNTY, TEXAS, SAID 19.763 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A 1/2” IRON FOUND FOR THE SOUTHEASTERLY CORNER OF A CORNER CLIP AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF MARKET CENTER BOULEVARD, (A 100 FOOT RIGHT-OF-WAY FORMERLY KNOWN AS INDUSTRIAL BOULEVARD) AND THE NORTHERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 35 EAST, KNOWN AS U.S. HIGHWAY 77 AND STEMMONS FREEWAY, A VARIABLE WIDTH RIGHT-OF-WAY, BEING THE MOST SOUTHERLY SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE LEAVING THE NORTHERLY RIGHT-OF-WAY LINE OF SAID INTERSTATE HIGHWAY 35 EAST, ALONG AND WITH THE EASTERLY RIGHT-OF-WAY LINE OF SAID MARKET CENTER BOULEVARD, BEING A COMMON LINE WITH THE SOUTHWESTERLY LINE OF SAID TRACT VI, THE FOLLOWING COURSES:

N 53°34’38” W, A DISTANCE OF 26.52 FEET TO AN “X” CUT IN CONCRETE FOUND FOR CORNER, FROM WHICH A 1/2 INCH IRON ROD FOUND BEARS N 65°42’10” W, A DISTANCE OF 2.52 FEET;

N 25°43’03” W, A DISTANCE OF 90.00 FEET TO A 1/2” IRON ROD FOUND FOR CORNER;

N 28°58’10” W, A DISTANCE OF 149.83 FEET TO A 1/2” IRON ROD FOUND FOR CORNER;

N 25°42’40” W, A DISTANCE OF 505.52 FEET TO A 5/8” IRON ROD CAPPED “CARTER & BURGESS” SET FOR CORNER, FROM WHICH A 1/2 INCH IRON ROD FOUND BEARS S 69°30’W, A DISTANCE OF 0.8 FEET;

NORTHWESTERLY, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 1960.08 FEET, A DELTA ANGLE OF 11°53’59”, A LONG CHORD THAT BEARS N 31°39’41” W A DISTANCE OF 406.36 FEET, AN ARC DISTANCE OF 407.09 FEET TO A 5/8 INCH IRON ROD CAPPED “CARTER & BURGESS” SET FOR CORNER;

N 37°36’40” W, A DISTANCE OF 111.35 FEET TO A 5/8” IRON ROD CAPPED “CARTER & BURGESS” SET FOR THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT VI, BEING THE SOUTHWEST CORNER OF A TRACT OF LAND DESCRIBED AS TRACT VII IN THE AFOREMENTIONED TEXAS DEED OF TRUST AND MORTGAGE;

EXHIBIT A

THENCE ALONG AND WITH THE COMMON LINE BETWEEN SAID TRACT VII AND THE HEREIN DESCRIBED TRACT VI, THE FOLLOWING COURSES:

SOUTHEASTERLY, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 11623.39 FEET, A DELTA ANGLE OF 01°43’11”, A LONG CHORD THAT BEARS S 74°38’26” E A DISTANCE OF 348.84 FEET, AN ARC DISTANCE OF 348.85 FEET TO A 5/8” IRON ROD CAPPED “CARTER & BURGESS” SET FOR CORNER;

SOUTHEASTERLY, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 120.00 FEET, A DELTA ANGLE OF 51°32’56”, A LONG CHORD THAT BEARS S 50°11’21” E A DISTANCE OF 104.36 FEET, AN ARC DISTANCE OF 107.96 FEET TO A 5/8” IRON ROD CAPPED “CARTER & BURGESS” SET FOR CORNER;

SOUTHEASTERLY, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 11668.39 FEET, A DELTA ANGLE OF 03°53’38”, A LONG CHORD THAT BEARS S 77°54’38” E A DISTANCE OF 792.85 FEET, AN ARC DISTANCE OF 793.00 FEET TO A 5/8” IRON ROD CAPPED “CARTER & BURGESS” SET FOR CORNER, FROM WHICH A 1/2” IRONROD FOUND BEARS N 08°30’ W, A DISTANCE OF 1.0 FEET;

S 79°53’34” E, A DISTANCE OF 182.31 FEET TO A 5/8” IRON ROD CAPPED “CARTER & BURGESS” SET FOR THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT, BEING THE SOUTHEAST CORNER OF SAID TRACT VII, SAID IRON ROD ALSO BEING THE SOUTHWEST CORNER OF A TRACT OF LAND DESCRIBED AS TRACT VIIIA IN THE AFOREMENTIONED TEXAS DEED OF TRUST AND MORTGAGE, SAID CORNER ALSO BEING THE NORTHWEST CORNER OF A TRACT OF LAND DESCRIBED AS TRACT IA OF SAID TEXAS DEED OF TRUST AND MORTGAGE, FROM WHICH AN “X” CUT IN CONCRETE FOUND BEARS N 04°15’ W, A DISTANCE OF 1.2 FEET;

THENCE S 09°21’03” W, ALONG AND WITH THE COMMON LINE BETWEEN SAID TRACT IA AND THE HEREIN DESCRIBED TRACT VI, A DISTANCE OF 868.26 FEET TO A 1/2 INCH IRON ROD FOUND FOR THE SOUTHEAST CORNER OF SAID TRACT VI, BEING THE SOUTHWEST CORNER OF SAID TRACT IA, AND BEING IN THE NORTHERLY RIGHT-OF-WAY LINE OF SAID INTERSTATE HIGHWAY 35 EAST;

THENCE ALONG AND WITH THE NORTHERLY RIGHT-OF-WAY LINE OF SAID INTERSTATE HIGHWAY 35 EAST, BEING A COMMON LINE WITH THE SOUTHERLY LINE OF THE HEREIN DESCRIBED TRACT IA, THE FOLLOWING COURSES:

NORTHWESTERLY, ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 3289.04 FEET, A DELTA ANGLE OF 03°38’02”, A LONG CHORD THAT BEARS N 79°37’12” W A DISTANCE OF 208.56 FEET, AN ARC DISTANCE OF 208.60 FEET TO A 1/2 INCH IRON ROD FOUND FOR CORNER;

N 81°26’13” W, A DISTANCE OF 395.94 FEET TO THE POINT OF BEGINNING, AND CONTAINING 19.763 ACRES (860,879 SQUARE FEET) OF LAND, MORE OR LESS.

EXHIBIT A